UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Zhongbao International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54204	27-0938396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No. 7 Minsheng Road, Yuzhong District Chongqing The People’s Republic of China	400010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 023-86118735

FITWAYVITAMINS, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2011, the shareholders of FITWAYVITAMINS, Inc. (the “Company”) approved an amendment (“Articles Amendment”) to Article 1 of the Company’s articles of incorporation to change its name from “FITWAYVITAMINS, Inc.” to “Zhongbao International, Inc.”  The Articles Amendment was approved by the board of directors on March 10, 2011, subject to shareholder approval, and was effective upon approval by the Company’s shareholders and the filing of the Articles Amendment with the Secretary of State of the State of Nevada on April 7, 2011.  The full text of the Articles Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 7, 2011, the Company held a special meeting of shareholders (the “Special Meeting”) for which the board of directors did not solicit proxies.  Shareholders of the Company approved the Articles Amendment as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,616,161	0	285,205	0

No other proposals were considered by the shareholders of the Company at the Special Meeting.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Certificate of Amendment to Articles of Incorporation for FITWAYVITAMINS, Inc., effective as of April 7, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2011	FITWAYVITAMINS, INC.

	By:	/s/ Haoji Xia
Haoji Xia
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary

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